UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.   )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

GRIFFON CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if the other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting of

GRIFFON CORPORATION

To be held on:

February 18, 2026

COMPANY NUMBER
ACCOUNT NUMBER
CONTROL NUMBER

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The proxy statement and annual report to security holders are available at: www.astproxyportal.com/ast/03170.

If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before February 4, 2026.

Please visit www.astproxyportal.com/ast/03170, where the following materials are available for view:

• Notice of Annual Meeting of Stockholders
• Proxy Statement
• Form of Electronic Proxy Card
• Annual Report on Form 10-K

TO REQUEST MATERIAL:	TELEPHONE: 1-888-Proxy-NA (1-888-776-9962) or +1-201-299-6210 (worldwide) E-MAIL: help@equiniti.com
WEBSITE: us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials

TO VOTE:	ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 p.m. Eastern Time the day before the cut-off or meeting date.

IN PERSON: You may vote your shares in person by attending the Annual Meeting. The Annual Meeting will be held at the offices of Dechert LLP, 1095 Avenue of Americas, New York, NY 10036, on Wednesday, February 18, 2026, at 10:00 a.m. Eastern Time. You may obtain directions to the meeting by accessing the following website: www.dechert.com/new_york/.

TELEPHONE: To vote by telephone, please visit www.voteproxy.com to view the materials and to obtain the toll free number to call.

MAIL: You may request a card by following the instructions above.

The Board of Directors recommends you vote FOR all of the nominees.		The Board of Directors recommends you vote FOR proposals 2 and 3.
1. Election of the following nominees:		2.	Approval of the resolution approving the compensation of our executive officers as disclosed in the Proxy Statement.

NOMINEES:	Henry A. Alpert Jerome L. Coben H. C. Charles Diao Louis J. Grabowsky Lacy M. Johnson Ronald J. Kramer James W. Sight Samanta Hegedus Stewart Kevin F. Sullivan Michelle L. Taylor Cheryl L. Turnbull	3.	Ratification of the selection by our audit committee of Grant Thornton LLP to serve as our independent registered public accounting firm for fiscal year 2026.
		4.	Upon such other business as may properly come before the meeting or any adjournment thereof.

Please note that you cannot use this notice to vote by mail.